Exhibit 10.2

STOCKHOLDER PLEDGE AGREEMENT

This STOCKHOLDER PLEDGE AGREEMENT (this “Agreement”), dated as of July 2, 2025 (the “Effective Date”) is made by Paul Turin, an individual (the “Pledgor”), Helio Corporation, with offices located at 2448 Sixth Street, Berkeley, California (the “Company”), Blackwolf Venture Group LLC, a Florida limited liability company (“Blackwolf”) and Sean Wolf, an individual and control person of Blackwolf (“Wolf”). Wolf and Blackwolf are collectively referred to herein as the “Secured Party”).

RECITALS:

WHEREAS, on October 15, 2024, the Company sold Blackwolf a promissory note in the principal amount of $400,000 (the “Blackwolf Note”);

WHEREAS, on October 16, 2024, the Company sold Sean Wolf a promissory note in the principal amount of $500,000 (the “Wolf Note”);

WHEREAS, the Company has failed to make interest payments to Secured Party as required by the Notes and the Company is in default of the Notes;

WHEREAS, the Secured Party has agreed not to accelerate the Notes for the Company’s default of the Notes arising from its failure to timely make the interest payments due on the Notes in exchange for Pledgor entering into this Agreement and granting the Secured Party a separate and continuing security interest in the Secured Obligations (as defined below); and

WHEREAS, the Pledgor has agreed to grant the Secured Party a separate, continuing security interest in the Pledged Collateral (as defined below) under the terms hereof in order to secure the prompt and complete payment, observance and performance of the Secured Obligations (as defined below).

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions and Rules of Interpretation.

(a) Definitions. Reference is made to the Notes. All terms used in this Agreement which are defined in the Notes or in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of Florida (the “Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided, that terms used herein which are defined in the Code as in effect in the State of Florida on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Secured Party may otherwise determine. In the event that any such term is defined in the Notes, the definition of such term in the Notes shall control.

(b) Rules of Interpretation. Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) “or” and “any” are not exclusive and “include” and “including” are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; and (vi) a reference in this Agreement to an Article, Section, Annex, Exhibit or Schedule is to the Article, Section, Annex, Exhibit or Schedule of this Agreement.

SECTION 2. Pledge and Grant of Security Interest. As collateral security for all of the Secured Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and assigns and grants to the Secured Party a separate, continuing security interest in, and Lien on, all of such Pledgor’s right, title and interest in and to the following (collectively, the “Pledged Collateral”):

(a) 1,000,000 shares of the Pledgor’s Common Stock of the Company (the “Pledged Shares”), and all future issued and outstanding share capital, or other equity or investment securities of, or partnership, membership, or joint venture interests in, the Company, including without limitation, whether or not evidenced or represented by any share certificate, certificated security or other instrument, together with the certificates representing such equity interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and any other property (including, but not limited to, any share dividend and any distribution in connection with a share split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing and all cash and noncash proceeds thereof;

(b) all present and future increases, profits, combinations, reclassifications, and substitutes and replacements for all or part of the foregoing Pledged Collateral heretofore described;

(c) all other assets now or hereafter received or receivable with respect to the foregoing Pledged Collateral heretofore described;

(d) all securities entitlements of the Pledgor in any and all of the foregoing; and

(e) all proceeds (including proceeds of proceeds) of any and all of the Pledged Collateral; in each case, howsoever such Pledgor’s interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise).

SECTION 3. Security for Secured Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for the prompt payment and due performance and observance of all of the following Secured Obligations (the “Secured Obligations”):

(a) all liabilities, obligations, or undertakings owing by the Company to the Secured Party of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Notes, and

(b) all liabilities, obligations, or undertakings owing by Pledgor to the Secured Party under this Agreement or the Notes, in each case with respect to the foregoing liabilities, obligations or undertakings, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest, costs, indemnities, fees (including attorney’s fees), and expenses (including interest, costs, indemnities, fees, and expenses that, but for the provisions of the Bankruptcy Code, would have accrued irrespective of whether a claim therefor is allowed) and any and all other amounts which Company or Pledgor is required to pay pursuant to any of the foregoing, by law, or otherwise.

SECTION 4. Delivery of the Pledged Collateral.

(a) Upon execution hereof, Pledgor shall deliver as of the date hereof a certificate and/or book entry statement with respect to the Pledged Shares to be initially held by Clear Trust LLC (“ClearTrust”) as outlined in the Irrevocable Transfer Agent Instructions set forth in Annex A hereto, which is incorporated herein and made a part hereof. All such certificates and instruments shall be held by ClearTrust for the benefit of the Secured Party hereto and shall be delivered in suitable form for transfer by delivery to Secured Party or shall be accompanied by duly executed instruments of transfer or assignment or undated share powers executed in blank, all in form and substance reasonably satisfactory to the Secured Party. If any Pledged Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, the Company agrees that it will comply with instructions originated by the Secured Party (or its designated custodian, nominee or other designee), with respect to the Pledged Securities without further consent by the Pledgor.

(b) If the Pledgor shall receive, by virtue of the Pledgor’s being or having been an owner of any Pledged Collateral, any (i) share certificate (including, without limitation, any certificate representing a share dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, share split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by the Pledgor pursuant to Section 8 hereof) or in securities or other property or (iv) dividends, distributions, cash, instruments, investment property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus (collectively, the “Distribution Collateral”), the Pledgor shall deliver the Distribution Collateral to ClearTrust to hold in trust for the benefit of the Secured Party, shall segregate it from the Pledgor’s other property and shall deliver to ClearTrust Pro Rata Amount of such Distribution Collateral forthwith to the ClearTrust in the exact form received, with any necessary endorsement and/or appropriate share powers duly executed in blank, to be held by ClearTrust for the benefit of the Secured Party as Pledged Collateral and as further collateral security for the Secured Obligations. “Secured Party Pro Rata Amount” shall mean the specific portion of the Pledged Collateral that the Secured Party is entitled to receive, based on its proportionate share of the total Secured Obligations.

SECTION 5. Taxes.

(a) All payments made by the Pledgor hereunder shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding any taxes imposed on the net income of any Secured Party by the jurisdiction in which the Secured Party is organized or where it has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, “Taxes”). If the Pledgor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder:

(i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to any Secured Party pursuant to this sentence) the Secured Party receives an amount equal to the sum it would have received had no such deduction or withholding been made,

(ii) the Pledgor shall make such deduction or withholding,

(iii) the Pledgor shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

(iv) as promptly as possible thereafter, the Pledgor shall send the Secured Party an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Secured Party, as the case may be) showing payment. In addition, the Pledgor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement (collectively, “Other Taxes”).

(b) The Pledgor hereby indemnifies and agrees to hold the Secured Party (an “Indemnified Party”) harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5) paid by any Indemnified Party as a result of any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement, and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which the Secured Party makes a written demand therefor, which demand shall identify the nature and amount of such Taxes or Other Taxes.

(c) If the Pledgor fails to perform any of its obligations under this Section 5, the Pledgor shall indemnify the Secured Party for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Pledgor under this Section 5 shall survive the termination of this Pledge Agreement and the payment of the Obligations and all other amounts payable hereunder.

SECTION 6. Representations and Warranties. The Pledgor represents, warrants and covenants as follows:

(a) The Pledgor has the legal capacity and all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ and other obligees’ rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought. The Pledgor certifies that the name and address set forth in the preamble are such Pledgor’s exact legal name and primary residential address.

(b) The Pledged Shares have been duly authorized and validly issued, are fully paid and nonassessable and the holders thereof are not entitled to any preemptive first refusal or other similar rights. All other shares constituting Pledged Collateral will be, when issued, duly authorized and validly issued, fully paid and nonassessable.

(c) The Pledgor is and will be at all times the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest and Lien created by this Agreement.

(d) The exercise by any Secured Party of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or affecting the Pledgor or any of the properties of the Pledgor and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of the properties of the Pledgor other than pursuant to this Agreement.

(e) No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required to be obtained or made by the Pledgor for (i) the due execution, delivery and performance by the Pledgor of this Agreement, (ii) the grant by the Pledgor, or the perfection, of the security interest and Lien purported to be created hereby in the Pledged Collateral or (iii) the exercise by any Secured Party of any of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

(f) This Agreement creates a valid security interest and Lien in favor of the Secured Party in the Pledged Collateral, as security for the Secured Obligations. The Secured Party having possession of the certificates representing the Pledged Shares and all other certificates, instruments and cash constituting Pledged Collateral from time to time results in the perfection of such security interest and Lien. Such security interest and Lien is, or in the case of Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected Lien. All action necessary or desirable to perfect and protect such security interest and Lien has been duly taken, except for the Secured Party’s having possession of certificates, instruments and cash constituting Pledged Collateral after the date hereof.

(g) Pledgor represents, warrants and covenants that (i) Pledgor has been the beneficial owner of the Pledged Shares for a period of not less than two (2) years as computed in accordance with Rule 144(d) promulgated under the Securities Act of 1933, as amended, and (ii) this Agreement is made with recourse. Upon an Event of Default, the Secured Party shall be deemed to have acquired the Pledged Shares on the date they were acquired by the Pledgor. Pledgor is an “affiliate” of the Company as such term is defined in Rule 144(a) promulgated under the Securities Act of 1933, as amended.

SECTION 7. Covenants as to the Pledged Collateral. So long as any Secured Obligations shall remain outstanding, the Pledgor will, unless the Secured Party otherwise consents in writing:

(a) keep adequate records concerning the Pledged Collateral and permit the Secured Party, or any designees or representatives thereof, at any time or from time to time during reasonable hours after prior written notice to examine and make copies of and abstracts from such records;

(b) at the Pledgor’s expense, promptly deliver to the Secured Party a copy of each material notice or other material communication received by the Pledgor in respect of the Pledged Collateral;

(c) at the Pledgor’s expense, defend the Secured Party’s right, title and security interest in and to the Pledged Collateral against the claims of any Person;

(d) at the Pledgor’s expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that any Secured Party may reasonably request in order to (i) perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby, (ii) enable the Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Secured Party irrevocable proxies in respect of the Pledged Collateral;

(e) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein except as expressly permitted herein;

(f) not create or suffer to exist any Lien upon or with respect to any Pledged Collateral except for the Lien created hereby;

(g) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral;

(h) except as expressly permitted by this Agreement, not permit the issuance of (i) any additional shares of any class of share capital, partnership interests, member interests or other equity of the Company, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of share capital or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of share capital;

(i) not issue any share certificate, certificated security or other instrument to evidence or represent any share capital, any partnership interest or membership interest related to or in the Pledged Collateral; and

(j) not take or fail to take any action which would in any manner impair the validity or enforceability of the Secured Party’s security interest in and Lien on any Pledged Collateral.

SECTION 8. Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.

(a) So long as no Event of Default (as defined in the Notes) shall have occurred and be continuing:

(i) the Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement and the Notes.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) all rights of the Pledgor to exercise the voting and other consensual rights which he would otherwise be entitled to exercise pursuant to Section 8(a)(i), and to receive the dividends, distributions, interest and other payments which he would otherwise be authorized to receive and retain, shall cease, and all such rights shall thereupon become vested in the Secured Party which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, distributions, interest and other payments;

(ii) without limiting the generality of the foregoing, the Secured Party may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any issuer of the Pledged Collateral or upon the exercise by any issuer of the Pledged Collateral of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as the Secured Party may determine; and

(iii) all dividends, distributions, interest and other payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 8(b) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Secured Party in proportion to the Secured Party Pro Rata Amount as Pledged Collateral in the exact form received with any necessary indorsement and/or appropriate share powers duly executed in blank, to be held by the Secured Party as Pledged Collateral and as further collateral security for the Secured Obligations.

SECTION 9. Additional Provisions Concerning the Pledged Collateral.

(a) The Pledgor hereby (i) authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral, without the signature of the Pledgor where permitted by law, (ii) ratifies such authorization to the extent that the Secured Party has filed any such financing or continuation statements, or amendments thereto, without the signature of the Pledgor prior to the date hereof and (iii) authorizes the Secured Party to execute any agreements, instruments or other documents in the Pledgor’s name and to file such agreements, instruments or other documents that are related to the security interest and Lien of the Secured Party in the Pledged Collateral or as provided under Article 8 or Article 9 of the Code or any other applicable uniform commercial code or other law in any appropriate filing office. Notwithstanding anything to the contrary contained herein, no Secured Party shall have any responsibility for the preparing, recording, filing, re-recording, or re-filing of any financing statement, continuation statement or other instrument in any public office.

(b) The Pledgor hereby irrevocably appoints the Secured Party as such Pledgor’s attorney-in-fact and proxy, with full authority in the place and stead and in such Pledgor’s name or otherwise, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 8(a) hereof), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same. This power is coupled with an interest and is irrevocable until the termination of this Agreement.

(c) If the Pledgor fails to perform any agreement or obligation contained herein, the Secured Party may perform, or cause performance of, such agreement or obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor pursuant to Section 11 hereof and shall be secured by the Pledged Collateral.

(d) Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, no Secured Party shall have any duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to any of the Pledgor. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that no Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral. The Secured Party agrees that, with respect to any Pledged Collateral at any time or times in its possession and in which any other Secured Party has a Lien, the Secured Party in possession of any such Pledged Collateral shall be the bailee of each other Secured Party solely for purposes of perfecting (to the extent not otherwise perfected) each other Secured Party’s Lien in such Pledged Collateral, provided that no Secured Party shall be obligated to obtain or retain possession of any such Pledged Collateral. Without limiting the generality of the foregoing, the Secured Party and Pledgor hereby agree that any Secured Party that is in possession of any Pledged Collateral at such time as the Secured Obligations owing to the Secured Party have been paid in full may deliver such Pledged Collateral to the Company or, if requested by any Secured Party prior to such delivery, may deliver such Pledged Collateral (unless otherwise restricted by applicable law or court order and subject in all events to the receipt of an indemnification of all liabilities arising from such delivery) to the requesting Secured Party, without recourse to or representation or warranty by the Secured Party in such possession. No later than the third business day after the Company’s receipt of such Pledged Collateral, the Company shall deliver to the Secured Party, with Secured Obligations then issued and outstanding, the Secured Party Pro Rata Amount of such Pledged Collateral.

(e) The powers conferred on the Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, no Secured Party shall have any duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

(f) Upon the occurrence and during the continuation of any Event of Default, the Secured Party may at any time in its discretion (i) without notice to the Pledgor, transfer or register in the name of the Secured Party or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of the Pledgor under Section 8(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations. The Secured Party, in its sole and absolute discretion, may provide notice to Pledgor of such transfer or registration; provided, that the failure to provide such notice shall not affect the rights of the Secured Party hereunder.

SECTION 10. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) The Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of Florida; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Secured Party may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to any of the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. No Secured Party shall be obligated to make any sale of Pledged Collateral, regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale by the Secured Party from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) The Pledgor recognizes that it may be impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Collateral and that the Secured Party may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for its own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that no Secured Party shall have any obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended (the “Securities Act”). The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of Florida (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610 of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of Florida, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that any Secured Party may, in such event, bid for the purchase of such securities.

(c) Any cash held by any Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be applied (after payment of any amounts payable to the Secured Party pursuant to Section 11 hereof) by the Secured Party against, all or any part of the Secured Obligations in such order as the Secured Party shall elect.

(d) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which any Secured Party is legally entitled, the Pledgor shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs and expenses of any attorneys employed by the Secured Party to collect such deficiency.

SECTION 11. Indemnity and Expenses.

(a) The Pledgor hereby agrees to indemnify and hold the Secured Party (and all of its officers, directors, employees, attorneys, consultants) harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees and disbursements of counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities arising or resulting directly from such Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction.

(b) The Pledgor shall be obligated for, and will upon demand pay to the Secured Party the reasonable amount of any and all out-of-pocket costs and expenses, including the reasonable fees and disbursements of the Secured Party’s counsel and of any experts which the Secured Party may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

SECTION 12. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), sent by Federal Express or other recognized courier service (return receipt requested), emailed or delivered, if to to the parties at the following addresses or email addresses:

If to the Pledgor, to:

Paul Turin
2448 Sixth Street

Berkeley, CA 94710

Via Email: pturin@helio.space

If to the Secured Party, to:

Blackwolf Venture Group LLC

Attn: Sean Wolf, Manager

3283 Birch Terrace

Davie, FL 33330

Via Email: merchantlane@gmail.com

Sean Wolf, an individual

3283 Birch Terrace

Davie, FL 33330

Via Email: merchantlane@gmail.com

or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 12. All such notices and other communications shall be effective (i) if sent by certified mail, postage prepaid, return receipt requested, when received or three (3) Business Days after mailing, whichever first occurs, (ii) if emailed, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day or (iii) if delivered or sent by Federal Express or other recognized courier service (return receipt requested), upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

SECTION 13. Security Interest Absolute. All rights of the Secured Party, all Liens and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of the Notes, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Notes, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations (other than the payment in full of the Secured Obligations or complete conversion to equity securities of the Company of all indebtedness obligations owed by the Company to the Secured Party under the Notes (including, without limitation, all principal, interest and fees related to the Notes). All authorizations and agencies contained herein with respect to any of the Pledged Collateral are irrevocable and powers coupled with an interest.

SECTION 14. Beneficial Ownership. The Secured Party shall not have the right to exercise its rights under this Agreement and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Secured Party would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by a Secured Party shall include the number of shares of Common Stock held by the Secured Party plus the number of shares of Common Stock to be acquired by the Secured Party with respect to which the determination of such sentence is being made, but shall exclude the remaining shares of Common Stock pledged to the Secured Party that are not then being acquired upon the Secured Party’s exercise of its right hereunder and any shares of Common Stock which would be issuable upon exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred shares or warrants, including, without limitation, the Warrants) beneficially owned by the Secured Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 14. For purposes of this Section 14, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act of 1934, as amended (the “1934 Act”). For purposes of determining the number of outstanding shares of Common Stock a Secured Party may acquire upon exercise of its rights hereunder at any time of determination without exceeding the Maximum Percentage, the Secured Party may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of a Secured Party, the Company shall, within one (1) Business Day, confirm orally and in writing or by electronic mail to the Secured Party the number of shares of Common Stock then outstanding. In the event that the exercise of rights by a Secured Party hereunder and transfer of shares of Common Stock from the Pledgor to the Secured Party hereunder would result in the Secured Party being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the transfer from the Pledgor to the Secured Party of such number of shares by which the Secured Party’s aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Secured Party shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, a Secured Party may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided, that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Secured Party. For purposes of clarity, the shares of Common Stock in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Secured Party for any purpose, including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability of a Secured Party to exercise its rights hereunder and acquire any shares of Common Stock from the Pledgor to the Secured Party pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of transferability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 14 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 14 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor Secured Party.

SECTION 15. Dilution and Adjustment for Insufficient Collateral.

(a) Valuation and Maintenance of Collateral Value:

(i) The Pledgor acknowledges and agrees that the Pledged Collateral is provided as collateral to secure the full and timely repayment of the investment amount of the Secured Obligations as defined herein.

(ii) The parties agree that, for the purposes of this Agreement, the initial valuation of the Pledged Shares shall be based on a per-share price of $4.00 as of the Effective Date of this Agreement.

(iii) The Pledgor covenants and agrees to maintain the value of the Pledged Shares such that at all times the aggregate market value of the Pledged Shares is at least equal to 400% of the outstanding principal amount of the Secured Obligations (the “Required Collateral Coverage”).

(b) Dilution Events and Adjustments for Insufficient Collateral:

(i) For the purposes of this Agreement, a “Dilution Event” shall include, but not be limited to: (A) Any issuance of additional shares of the Company’s common stock or securities convertible into or exercisable for common stock, including but not limited to, stock splits, stock dividends, recapitalizations, rights offerings, or new equity financings, at a price per share lower than the effective per-share price of the Pledged Shares as of the Effective Date of this Agreement, or the last adjusted per-share price if an adjustment has previously occurred under this Section 15; or (B) Any corporate action or event that results in a decrease in the per-share value of the Pledged Shares, directly or indirectly, to the extent such decrease is not reflected in a general market decline affecting comparable securities.

(ii) In the event that a Dilution Event occurs, or at any time the Secured Party reasonably determines that the aggregate market value of the Pledged Shares falls below the Required Collateral Coverage due to a decrease in the per-share price of the Pledged Shares (regardless of the cause of such decrease, but specifically addressing the impact of dilution), the Secured Party shall provide written notice (a “Collateral Call Notice”) to the Pledgor and the Company. The Collateral Call Notice shall specify the amount of the deficiency and the number of additional shares required to restore the Required Collateral Coverage.

(c) Obligation to Provide Additional Collateral:

(i) Within five (5) business days of receiving a Collateral Call Notice, the Pledgor or the Company (at the Company’s election, or if the Pledgor fails to provide such shares, then the Company shall be obligated to provide them) shall deliver to the Secured Party, or cause to be delivered to the Secured Party, additional shares of the Company’s common stock (the “Additional Collateral Shares”) sufficient to restore the aggregate market value of the Pledged Shares (including such Additional Collateral Shares) to the Required Collateral Coverage.

(ii) The Additional Collateral Shares shall be freely transferable and unencumbered and shall be delivered to the Secured Party in a form acceptable to the Secured Party for immediate pledge and perfection of the Secured Party’s security interest therein.

(iii) The Secured Party shall have the right, but not the obligation, to independently verify the market value of the Pledged Shares and any Additional Collateral Shares.

(d) Failure to Provide Additional Collateral; Event of Default:

(i) The failure of the Pledgor or the Company to deliver the Additional Collateral Shares within the time period specified herein shall constitute an immediate Event of Default under this Agreement, the Notes and any other agreements between the Secured Party and the Pledgor and/or the Company (e.g., loan agreements, investment agreements).

(ii) Upon the occurrence of such an Event of Default, the Secured Party shall have all rights and remedies available to it under this Agreement, at law, and in equity, including but not limited to, the right to immediately accelerate the Secured Obligation and to exercise all rights and remedies with respect to the Pledged Shares as set forth in this Agreement.

(e) Representations and Warranties Regarding Additional Collateral:

(i) The Pledgor and the Company jointly and severally represent and warrant that any Additional Collateral Shares provided hereunder shall be duly authorized, validly issued, fully paid, and non-assessable, and shall be free and clear of all liens, encumbrances, and adverse claims other than the security interest granted to the Secured Party under this Agreement.

SECTION 16. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Pledgor and the Secured Party, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Party provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Secured Party under this Agreement are not conditional or contingent on any attempt by the Secured Party to exercise any of its rights hereunder against such party or against any other Person.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall create a continuing security interest in and Lien on the Pledged Collateral and shall (i) remain in full force and effect until the termination of this Agreement in accordance with the terms hereof and (ii) be binding on the Pledgor and such Pledgor’s heirs and assigns and shall inure, together with all rights and remedies of the Secured Party and its successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Secured Party may assign or otherwise transfer its rights and obligations under this Agreement upon written notice to the Pledgor, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Party herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Secured Party shall mean the assignee of the Secured Party. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Secured Party, and any such assignment or transfer without such consent shall be null and void.

(e) Notwithstanding anything to the contrary in this Agreement, (i) this Agreement (along with all powers of attorney granted hereunder) and the security interests and Lien created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor upon the repayment in full and/or complete conversion to equity securities of the Company of all indebtedness obligations owed by the Company to the Secured Party under the Notes (including, without limitation, all principal, interest and fees related to the Notes), and (ii) the Secured Party will, upon the Pledgor’s request and at the Pledgor’s expense, (A) return to the Pledgor such of the Pledged Collateral (to the extent delivered to the Secured Party) as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to the Pledgor, without recourse, representation or warranty, such documents as the Pledgor shall reasonably request to evidence such termination.

(f) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without regard to the principles of conflicts of law (whether of the State of Florida or any other jurisdiction).

(g) Any action or proceeding brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts of Broward County, Florida. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(h) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

(i) The parties hereto agree that the foregoing recitals are true and correct and that such recitals are incorporated herein by reference and constitute binding terms of this Agreement.

(j) Nothing contained in this Agreement amends, modifies or alters the due date or amount of the principal or interest payments due pursuant to and in accordance with the Notes.

(k) The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(m) In connection with this Agreement, each of the Pledgor and the Company acknowledges that Hamilton & Associates Law Group, P.A. has provided legal services only to the Secured Party and has not provided legal services to the Pledgor or the Company. The Company and Pledgor recognize that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice. Each of the Pledgor and the Company agrees and acknowledges that it has read and understands this Agreement, is entering into this Agreement freely and voluntarily, has been advised to seek counsel prior to entering into this Agreement and has had ample opportunity to do so. This Agreement has resulted from negotiations and discussions between the parties, and no one party shall be treated as drafting this Agreement for purposes of interpreting any provision hereof.

** SIGNATURE PAGE(S) FOLLOW **

In Witness Whereof, the Pledgor, the Company and the Secured Party have executed and delivered this Agreement as of the date first above written.

PLEDGOR:

By:	/s/ Paul Turin
Name:	Paul Turin

COMPANY:

HELIO CORPORATION

By:	/s/ Gregory T. Delory
Name:	Gregory T. Delory
Title:	Chief Executive Officer

SECURED PARTY:

BLACKWOLF VENTURE GROUP LLC

By:	/s/ Sean Wolf
Name:	Sean Wolf
Title:	Manager

By:	/s/ Sean Wolf
Name:	Sean Wolf, an individual